EXHIBIT 1

The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares of RadView Software Ltd. dated as of February 12, 2008 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned, shall be filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

February 13, 2008

                                                    PRISMA INVESTMENT HOUSE LTD.

                                                    /s/ Dov Kotler
                                                    --------------
                                                    By: Dov Kotler
                                                    Title: CEO


                                                    PRISMA PROVIDENT FUNDS LTD.

                                                    /s/ Ezra Attar
                                                    --------------
                                                    By: Ezra Attar
                                                    Title: CEO